SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                        |X|
Filed by a Party other than the Registrant: | |

Check the appropriate box:

|X|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Materials Pursuant toss.240.14a-11(c) orss.240.14a-12

                                  Fossil, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) o Item
     22(a)(2) of Schedule 14A.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                                                                Preliminary Copy

                                  FOSSIL, INC.

                            2280 N. Greenville Avenue

                             Richardson, Texas 75082

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 24, 2000

To the Stockholders of Fossil, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Fossil, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 2280 N. Greenville Avenue, Richardson, Texas, on the 24th day of May 2000, at 4:00 p.m. (local time) for the following purposes:

1. To elect three (3) directors to serve for a term of three years or until their respective successors are elected and qualified;

2. To increase the number of authorized shares of common stock, par value $0.01 per share of the Company (the "Common Stock") from 50,000,000 shares to 100,000,000 shares; and

3. To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 31, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the Annual Meeting.

     You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          T. R. Tunnell
                                          Senior Vice President, Development
                                          and Chief Legal Officer and Secretary

April 17, 2000
Richardson, Texas

                                                                Preliminary Copy

                                  FOSSIL, INC.

                            2280 N. Greenville Avenue

                             Richardson, Texas 75082

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 24, 2000

                           ---------------------------

                          SOLICITATION AND REVOCABILITY

                                   OF PROXIES

     The accompanying proxy is solicited by the Board of Directors on behalf of Fossil, Inc., a Delaware corporation (the "Company"), to be voted at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 24, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of directors and in favor of Proposal 2 as set forth on the accompanying Notice.

     The executive offices of the Company are located at, and the mailing address of the Company is, 2280 N. Greenville Avenue, Richardson, Texas 75082.

     Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

     This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about April 17, 2000. The Company's Annual Report to Stockholders covering the Company's fiscal year ended January 1, 2000, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

     Any stockholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to T.R. Tunnell, Senior Vice President, Development, Chief Legal Officer and Secretary, Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082; no such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of common stock, par value $0.01 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

     The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of the Company's Common Stock, and other costs of solicitation, are to be borne by the Company.

                                QUORUM AND VOTING

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 31, 2000 (the "Record Date"). On the Record Date, there were 32,100,646 shares of Common Stock issued and outstanding.

     Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the meeting and neither the Company's Amended and Restated Certificate of Incorporation nor its Amended and Restated Bylaws allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors and the affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment to the Amended and Restated Certificate of Incorporation contained in Proposal 2.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each proposal is tabulated separately. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors and will have the same effect as a vote against the proposed amendment to the Amended and Restated Certificate of Incorporation contained in Proposal 2.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The Company has only one outstanding class of equity securities, its Common Stock, par value $0.01 per share. The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each director of the Company; (ii) each Named Executive Officer (as defined in "Election of Directors - Compensation of Executive Officers - Executive Cash Compensation"); (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock as of the Record Date. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                            Shares Beneficially Owned (1)(2)
Name of Beneficial Owner                 Number                        Percent
------------------------              ------------                 -------------

Tom Kartsotis (3)                     10,224,950     (4)                31.85
Kosta N. Kartsotis (3)                 4,591,284                        14.30
Michael W. Barnes                        105,748     (5)                    *
Richard H. Gundy                         193,011     (6)                    *
Mark D. Quick                             27,751     (7)                    *
Jal S. Shroff (8)                        593,170     (9)                 1.85
Kenneth W. Anderson                       56,812     (10)                   *
Alan J. Gold                              68,062     (11)                   *
Michael Steinberg                              0                            *
Donald J. Stone                           56,700     (12)                   *
FMR Corp. (13)                         1,688,300                         5.26
All executive officers and
  Directors as a group (12 persons)
  (4)(5)(6)(7)(9)(10)(11)(12)         16,090,936                        50.12

----------------------
*   Less than 1%

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Amounts shown include shares of Common Stock issuable upon exercise of certain outstanding options within 60 days after the Record Date.

(2) Except for the percentage of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on ________ shares of Common Stock issued and outstanding on the Record Date. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

(3) The address of such individual is 2280 N. Greenville Avenue, Richardson, Texas 75082.

(4) Includes 1,190,925 shares of Common Stock owned of record by Lynne Stafford Kartsotis, wife of Mr. Tom Kartsotis, as to which Mr. Kartsotis disclaims beneficial ownership, and 14,658 shares owned by Mr. Kartsotis as custodian for Annie Grace Kartsotis, his minor daughter.

(5) Includes 30,658 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(6) Includes 16,350 shares owned by the Richard Gundy Trust, and 16,350 shares owned by the Richard Gundy Family Trust. Mr. Gundy is a trustee of each of these trusts and has sole voting and investment power with respect to those shares. Also includes 29,345 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(7) Shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(8) Mr. Shroff and his wife, Pervin J. Shroff, share voting and investment power with respect to 424,252 of the shares shown.

(9) Includes 94,734 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date. Also includes indirect ownership of 74,184 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date, which are owned by Mrs. Shroff.

(10) Includes 34,312 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date. Also includes 11,250 shares owned by the K.W. Anderson Family Limited Partnership. Mr. Anderson is managing general partner of the partnership and has sole voting and investment power with respect to those shares.

(11) Includes 34,312 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(12) Includes 45,562 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(13) Based on a Schedule 13G, dated February 14, 2000, filed by FMR Corp. ("FMR") with the Securities and Exchange Commission and the Company. The
     Schedule 13G discloses that Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and an investment adviser is the beneficial owner of 1,688,300 shares of Common Stock or 5.267%% of the Common Stock of the Company as a result of acting as investment advisor to various companies registered under the Investment Company Act of 1940.
     Edward C. Johnson, III , FMR, through control of Fidelity and the funds, each has sole power to dispose of the 1,688,300 shares owned by the funds. Neither FMR, nor Edward C. Johnson, III has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by such Board of Trustees. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, provides investment advisory services to individuals. It does not have sole power to vote or direct the voting of shares of certain securities held for clients and has sole dispositive power over such securities. As such, FMR's beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance: The rules of the Securities and Exchange Commission require disclosure by the Company of late filings of reports of stock ownership by its directors and executive officers. To the Company's knowledge, the only late filing during its most recent fiscal year was a Form 5 by Tom Kartsotis.

                        ---------------------------------

                              ELECTION OF DIRECTORS

                                  (Proposal 1)

     The Board of Directors currently consists of eight members and is classified into three classes. The term of one class of directors expires each year. By resolution of the Board of Directors at its meeting on March 14, 2000, the number of directors composing the Board of Directors has been set at eight. The persons whose names are listed below ("Director Nominees") have been nominated for election as directors by the Board of Directors to serve for a term of office to expire at the Annual Meeting of Stockholders in 2003, with each to hold office until his successor has been duly elected and qualified. Stockholders will not be able to vote the proxies held by them for more than three persons. To be elected a director, each Director Nominee must receive a plurality of the votes cast at the Meeting for the election of directors. Should any Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

     The following table and text set forth the name, age and positions of each Director Nominee and director:


         Name                                             Age                 Position

Tom Kartsotis....................................          40     Director, Chairman of the Board and Chief
                                                                  Executive Officer
Kosta N. Kartsotis...............................          47     Director, President and Chief Operating Officer
Michael W. Barnes................................          39     Director and Executive Vice President
Jal S. Shroff....................................          63     Director and Managing Firector of Fossil (East) Limited
Kenneth W. Anderson..............................          66     Director
Alan J. Gold.....................................          66     Director
Michael Steinberg ...............................          71     Director
Donald J. Stone..................................          71     Director


     The Director Nominees for election to the Board of Directors at the 2000 Annual Meeting of Stockholders are as follows:

     Kosta N. Kartsotis has served as President and Chief Operating Officer since December 1991. Mr. Kosta Kartsotis joined the Company in 1988 and served as Vice President -- Marketing until December 1991. He has been a director of the Company since 1990.

     Alan J. Gold has been a director of the Company since April 1993. Mr. Gold was the founder of Accessory Lady, a women's fashion accessory retail chain, and served as its President until 1992. Mr. Gold is currently President of Goldcor Investments.

     Michael Steinberg has been a director of the Company since March 2000. Mr. Steinberg served as Chairman and Chief Executive Officer of Macy's West, a Division of Federated Department Stores, Inc., from a date prior to 1995 until his retirement in January 2000.

     Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the Director Nominees for the office of director of the Company. Each of the Director Nominees is presently a director of the Company.

     The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

     Mr. Tom Kartsotis and Mr. Kosta N. Kartsotis are brothers. There are no other family relationships among any of the directors, director nominees or executive officers of the Company.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

                THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE

                           FOR THE BOARD OF DIRECTORS.

                 -----------------------------------------------


Directors Serving Terms To Expire At The 2001 Annual Meeting Of Stockholders:

     Tom Kartsotis has served as Chairman of the Board and Chief Executive Officer since December 1991. Mr. Tom Kartsotis founded the Company in 1984 and served as its President until December 1991. He has been a director of the Company since 1984.

     Jal S. Shroff has served as Managing Director of Fossil (East) Limited ("Fossil East") since January 1991 and has been a director of the Company since April 1993.

     Donald J. Stone has been a director of the Company since April 1993. Mr. Stone served as Vice Chairman of Federated Department Stores until February 1988, at which time he retired.

Directors Serving Terms To Expire At The 2002 Annual Meeting Of Stockholders:

     Michael W. Barnes has served as Executive Vice President since 1995. Mr. Barnes has been a director of the Company since his election to the Board of Directors in February 1993.

     Kenneth W. Anderson has been a director of the Company since April 1993. Mr. Anderson was a co-founder of Blockbuster Entertainment Corporation, a video rental company, and served as its President from 1985 until 1987. From 1987 to 1991, Mr. Anderson served in various positions with Amtech Corporation, a remote electronic identification technology company, which he co-founded, including the position of Chairman of its Executive Committee.

Board Committees and Meetings

     The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. Messrs. Anderson, Gold, Steinberg and Stone serve on the Audit Committee and the Compensation Committee.

     The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent auditors, to review the plan and scope of any audit of the Company's financial statements and to review the Company's significant accounting policies and other related matters. In March 2000, the Board of Directors of the Company, on the recommendation of the Audit Committee, adopted a written Audit Committee Charter in order to specify the roles and responsibilities of the Audit Committee and to help focus Committee members on their responsibilities as expressed in such charter. A copy of the Audit Committee Charter is attached as Appendix 1. The Audit Committee held two meeting during the fiscal year ended January 1, 2000.

     The functions of the Compensation Committee are to make recommendations to the Board of Directors regarding the compensation of senior officers and to administer the 1993 Long-Term Incentive Plan (the "Incentive Plan"). The Compensation Committee held one meeting during the fiscal year ended January 1, 2000.

     The Board of Directors held four meetings during the fiscal year ended January 1, 2000. During 1999 each director attended, in person or by conference call, all of the meetings of the Board of Directors and the meetings held by all committees of the Board on which such director served.

Director Compensation

     The Company pays an annual retainer of $15,000 to each nonemployee director. In addition, the Company pays each nonemployee director a fee of $1,000 for each meeting of the Board of Directors or any committee thereof which he attends. The Company also reimburses its directors for ordinary and necessary travel expenses incurred in attending such meetings.

     Nonemployee Director Stock Option Plan. The Board of Directors and the stockholders of the Company has approved the adoption of the 1993 Nonemployee Director Plan (the "Nonemployee Director Plan"). Pursuant to the Nonemployee Director Plan, each Nonemployee Director receives a grant of 5,000 non-qualified stock options on the date he becomes a director of the Company. On the first day of each calendar year, each Nonemployee Director receives a grant of an additional 3,000 non-qualified stock options, as long as he is then serving as a Nonemployee Director. The grant of options pursuant to the Nonemployee Director Plan is automatic. An aggregate of 225,000 shares of Common Stock have been authorized for issuance pursuant to the Nonemployee Director Plan, of which 140,000 shares were subject to outstanding options on the Record Date.

     Options granted pursuant to the Nonemployee Director Plan will become exercisable (i) with respect to 50% of the total number of shares subject thereto, on the first anniversary of the date of grant and (ii) with respect to the remaining shares subject thereto, in installments of 25% of such shares on the second and third anniversaries of the date of grant. The exercise price of options granted pursuant to the Nonemployee Director Plan shall be the fair market value of the Common Stock on the date of grant. Such exercise price must be paid in full in cash at the time an option is exercised. The term of options granted under the Nonemployee Director Plan will expire on the earliest of (i) ten years from the date of grant, (ii) one year after the optionee ceases to be a director by reason of death or disability or (iii) three months after the optionee ceases to be a director for any reason other than death or disability.

     The Nonemployee Director Plan provides that the Board of Directors may make certain adjustments to the exercise price and number of shares subject to options granted thereunder in the event of a stock split, stock dividend, combination, reclassification or certain other corporate transactions. Subject to certain limitations, the Board of Directors is authorized to amend the Nonemployee Director Plan as it deems necessary, but no amendment may adversely affect the rights of an optionee with respect to an outstanding option without his consent. The Compensation Committee of the Board of Directors is not responsible for the administration of the Nonemployee Director Plan.

Executive Officers

     The name, age, current position with the Company, and the principal occupation during the last five years of executive officers Messrs. Tom Kartsotis, Kosta N. Kartsotis and Michael W. Barnes and the year each first became an executive officer of the Company is set forth above under the caption "Directors and Nominees," and with respect to each remaining executive officer is set forth in the following table and text:


 Name                                         Age        Position
-------                                      -----     ------------
Richard H. Grundy.......................      57    Executive Vice President

Randy S. Kercho.........................      43    Executive Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer

Mark D. Quick...........................      51    Executive Vice President

T.R. Tunnell............................      46    Senior Vice President,
                                                    Development, Chief Legal
                                                    Officer and Secretary

     Richard H. Gundy has served as Executive Vice President of the Company since April 1994. Mr. Gundy previously served as Executive Vice President and Director of County Seat Stores, Inc., a national retailer of apparel and fashion accessories.

     Randy S. Kercho has served as Executive Vice President and Chief Financial Officer of the Company since March 1997. Mr. Kercho served as Senior Vice President and Chief Financial Officer of the Company from February 1995 until March 1997 and has served as Treasurer since May 1995. Mr. Kercho served as Vice President and Chief Financial Officer from a date prior to 1995 until February 1995.

     Mark D. Quick has served as Executive Vice President since March 1997. Mr. Quick is responsible for the Company's fashion accessory lines including, handbags, small leather goods, belts and sunglasses. From November 1995 until March 1997 he served as Senior Vice President - Accessories. From a date prior to 1995, Mr. Quick served as Senior Vice President - General Merchandise Manager of Foley's (currently part of May Co.).

     T.R. Tunnell has served as Senior Vice President, Development, Chief Legal Officer and Secretary of the Company since December 1996. Mr. Tunnell served as Vice President and General Counsel of Pillowtex Corporation from April 1996 until December 1996. Mr. Tunnell served as Vice President, Secretary and General Counsel of the Company from a date prior to 1995 until April 1996.

Key Employees

     The following table and text set forth certain information regarding other key employees of the Company.

  Name                                     Age          Position
--------                                 -------      ------------

Suzanne Amundsen                           42           Vice President, Product Development
Diarmuid Bland                             44           Senior Vice President, Product Development
Gary A. Bollinger                          52           Senior Vice President, Donna Karan Division
Heath Carr                                 33           Vice President, Supply Chain Management
Sharon Dean                                34           Vice President and Chief Accounting Officer
Robert V. Fiore                            55           Vice President, Midwest Region
Cheri J. Friedman                          43           Vice President, Northeast Region
Mark Ginsberg                              45           Vice President, Armani Products
John Gonzales                              47           Vice President, Distribution Operations
Kurt Hagen                                 31           Vice President, e-Commerce
Timothy G. Hale                            39           Senior Vice President and Image Director
David Heath                                46           Senior Vice President, Relic, Private Label and Special Markets
Don Hicks                                  38           Senior Vice President, International
Mike Kovar                                 38           Senior Vice President, Finance
Julie Kramer                               39           Vice President, Merchandising
Lisa Lapiska                               44           Vice President, Human Resources and Organizational Development
Enrico Margaretelli                        40           Senior Vice President, Global Marketing
Isabelle Maujean                           31           Vice President, International Marketing
David R. Moore                             39           Vice President, Eyewear
Dora Y. O'Brien                            39           Vice President, Western Region
Tom Olt                                    53           Senior Vice President, Stores and Real Estate
Margo Pieper                               38           Vice President, Southwest Region
Franz Scheurl                              48           Senior Vice President, International
Daniel M. Smith                            62           Senior Vice President, RELIC / Private Label
Doug Smith                                 38           Vice President, Premiums/Special Markets
Justin Stead                               32           Vice President, International
Gail Stoke                                 46           Vice President, Women's Leathers
Steve Street                               35           Vice President, Planning and Inventory Management
John Talbot                                41           Vice President, Marketing
Sarah White                                35           Vice President, Product Design for Leathers


     Suzanne Amundsen has served as Vice President - Product Development from a date prior to 1995. Ms. Amundsen is responsible for certain of the Company's private label watch accounts as well as watch product development for the Company's RELIC and premium product divisions.

     Diarmuid Bland has served as Senior Vice President, Product Development since February 1998. Mr. Bland served as Vice President - Product Development from July 1996 until February 1998. Mr. Bland is responsible for new product development of FOSSIL watches and certain licensed watch brands. From a date prior to 1995 until June 1996, Mr. Bland was employed by Timex Corporation as Vice President Marketing and Sales - Fashion Brands / Asia.

     Gary A. Bollinger has served as Senior Vice President - Donna Karan since June 1999. Mr. Bollinger is responsible for sales of the Company's Donna Karan New York and DKNY licensed products. Mr. Bollinger served as Senior Vice
President, International from February 1997 until June 1999 and as Vice President - International from a date prior to 1995 until February 1997.

     Heath Carr has served as Vice President, Supply Chain Management since August 1999. Mr. Carr is responsible for all purchasing and manufacturing logistics. From June 1997 until August 1999 Mr. Carr was Vice President - Promotional Products and from February 1996 until June 1997, Mr. Carr was Vice President - Operations/ Fossil East. From a date prior to 1995 until February 1996, he served as Division Manager, Order Management Department.

     Sharon Dean has served as Vice President and Chief Accounting Officer since February 2000. Ms. Dean is responsible for the Company's domestic accounting operations, consolidations and budgeting. From March 1999 until February 2000, Ms. Dean served as Chief Accounting Officer. From a date prior to 1995 until March 1999, Ms. Dean was a Divisional Controller for Banc One.

     Robert V. Fiore has served as Vice President - Midwest Region from a date prior to 1995. Mr. Fiore is responsible for sales of the Company's products in the Midwest Region.

     Cheri J. Friedman has served as Vice President - Northeast Region from a date prior to 1995. Ms. Friedman is responsible for sales of the Company's products in the Northeast Region.

     Mark Ginsberg has served as Vice  President,  Armani  Products  since March
1998. Mr. Ginsberg is responsible for sales of Emporio Armani products worldwide. From a date prior to 1995 until March 1998, Mr. Ginsberg was Sales Manager for Knoll, Inc.

     John Gonzales has served as Vice President, Distribution Operations since February 1998. Mr. Gonzales is responsible for the warehousing and distribution operations in the United States. From September 1995 until February 1998, Mr. Gonzales served as Director of Distribution for the Company. From a date prior to 1995 until September 1995, Mr. Gonzales served as General Warehouse Manager for M.J. Designs.

     Kurt Hagen has served as Vice President, e-commerce since February 1999. Mr. Hagen is responsible for sales of the Company's products via electronic means. From August 1996 to February 1999, Mr. Hagen served as Vice President - European Operations. From February 1996 until August 1996, Mr. Hagen served as Division Manager, Order Management Department. From a date prior to 1995 until February 1996, Mr. Hagen served as International Group Manager.

     Timothy G. Hale has served as Senior Vice President and Image Director since February 1999. Mr. Hale is responsible for coordinating the activities of the Company's in-house advertising department. From a date prior to 1995 until February 1999, Mr. Hale served as Vice President and Image Director.

     David Heath has served as Senior Vice President, Relic, Private Label and Special Markets since April 1999. Mr. Heath is responsible for sales and development of the RELIC brand, the private label business and the premiums business. From a date prior to 1995 until April 1999, Mr. Heath was employed by Nike where he served in various capacities including Strategic Accounts Manager, Director of USA Sales Development, Director of Global Sales for the Equipment Division, and General Manager of USA Equipment Division.

     Don Hicks has served as Senior Vice President, International since February 2000. Mr. Hicks is responsible for finance and operations of the Company's international subsidiaries and distributors and the Company's Emporio Armani and Diesel brand licensed products. From February 1999 until February 2000, Mr.

Hicks served as Vice President, Finance. Mr. Hicks served as the Vice President and Chief Accounting Officer from September 1997 until February 1999. From April 1997 until September 1997, he served as Vice President and Controller of HealthCor Holdings, Inc. a publicly held home healthcare services company. From a date prior to 1995 until November 1996, Mr. Hicks was employed by Maxum Health Corp. where he initially served as Director of Accounting followed by Controller and Chief Accounting Officer.

     Mike Kovar has served as Senior Vice President, Finance since March 2000. From November 1997 until March 2000, Mr. Kovar served as Vice President and Chief Financial Officer for BearCom Group, Inc. He served as Controller from July 1996 to November 1997. From a date prior to 1995 until July 1996, Mr. Kovar served as Director of Finance and Operations for the Golf Division of Sport Supply Group, Inc.

     Julie Kramer has served as Vice President, Merchandising since August 1999. Ms. Kramer is responsible for the Fossil apparel line. From July 1997 until August 1999, Ms. Kramer served as Divisional Merchandise Manager for Junior Apparel/Accessories for Gadzooks. From March 1996 to June 1997, Ms. Kramer was the Active Sportswear buyer for The Limited. From a date prior to 1995 until February 1996, Ms. Kramer served as Divisional Merchandise Manager for Junior Apparel/Accessories for Merry-Go-Round.

     Lisa Lapiska has served as Vice President, Human Resources since October 1999. Ms. Lapiska is responsible for staffing, compensation, benefits, employee relations and training. From a date prior to 1995 until October 1999, Ms. Lapiska served as Vice President, Management Development for Pier 1 Imports.

     Enrico Margaretelli has served as Senior Vice President, Global Marketing since September 1999. Mr. Margaretelli is responsible for planning and developing the goals, policies and programs of the worldwide marketing program. From a date prior to 1995 until September 1999, Mr. Margaretelli served as Managing Director of Fossil Italia Srl., a subsidiary of the Company.

     Isabelle Maujean has served as Vice President, International Marketing since September 1999. Ms. Maujean is responsible for the Company's international marketing program. From a date prior to 1995 until September 1999, Ms. Maujean served as General Manager of Fossil Italia Srl., a subsidiary of the Company.

     David R. Moore has served as Vice President - Eyewear since August 1995. Mr. Moore is responsible for sales and development of the Company's eyewear products. Mr. Moore served as Division Merchandising Manager from a date prior to 1995 until August 1995.

     Dora Y. O'Brien has served as Vice President - West Region since February 1993. Ms. O'Brien is responsible for sales of the Company's products in the West region.

     Tom Olt has served as Senior Vice President, Stores and Real Estate since February 2000. Mr. Olt is responsible for the development and operation of the Company's outlet and retail stores. Mr. Olt served as Vice President - Stores and Real Estate from a date prior to 1995 until February 2000.

     Margo Pieper has served as Vice President, Southwest Region since February 1998. Ms. Pieper is responsible for sales of the Company's products in the Southwest region. From a date prior to 1995 until February 1998, Ms. Pieper served as Southwest Regional Manager for the Company.

     Franz Scheurl has served as Senior Vice President, International since April 1997. Mr. Scheurl is responsible for sales of the Company's products in Europe and Japan. From a date prior to 1995 until April 1997, Mr. Scheurl served as Managing Director of Fossil (Europe) GmbH, a subsidiary of the Company.

     Daniel M. Smith has served as Senior Vice President - RELIC / Private Label since March 1996. Mr. Smith is responsible for the marketing and sale of the Company's RELIC and Private Label watches. From February 1995 until March 1996 Mr. Smith served as Senior Vice President - RELIC Division.

     Doug Smith has served as Vice President of Sales and National Sales Manager for the Premiums/Special Markets Division since April 1999. Mr. Smith is responsible for sales and marketing of the Company's premium products to the corporate market sector. From a date prior to 1995 until April 1999, Mr. Smith served as National-Key Account Manager for The Gillette Company.

     Justin Stead has served as Vice President, International since February 2000. Mr. Stead is responsible for Fossil International General Stores and for sales in Asia, the Pacific Rim, Japan, South Africa, the United Kingdom, France, and Scandinavia. From November 1998 until November 1999, Mr. Stead served as a Divisional Manager for Relic. From a date prior to 1995 until November 1998, Mr. Stead was a buyer for Zale Corporation.

     Gail Stoke has served as Vice President, Women's Leathers since February 1998. Ms. Stoke is responsible for sales of the Company's women's leather goods. From a date prior to 1995 until February 1998, Ms. Stoke served in the positions as Account Executive and National Sales Manager for Women's Leathers.

     Steve Street has served as Vice President, Planning and Inventory Management since February 1998. Mr. Street is responsible for the management of the Company's domestic and international inventory. From February 1995 until February 1998, Mr. Street served as Division Manager, Order Management for the Company.

     John Talbot has served as Vice President, Marketing since November 1997. Mr. Talbot is responsible for domestic and international marketing of the Company's products. From June 1997 until November 1997, Mr. Talbot was self-employed. From June 1996 until May 1997, he served as Vice President, Marketing for Buster Brown Apparel. From a date prior to 1995 until June 1996, Mr. Talbot was Vice President, Merchandising for Buster Brown Apparel.

     Sarah White has served as Vice President, Product Design for Leathers since February 1998. Ms. White is responsible for the design and development of leather goods for men and women. From September 1996 until February 1998, Ms. White served as Design Director for the Company. From a date prior to 1995 until September 1996, Ms. White served as a Designer for the Company.

Compensation of Executive Officers

     The total compensation paid for the 1999, 1998 and 1997 fiscal years, respectively, to the Chief Executive Officer, Mr. Tom Kartsotis, and the other four most highly paid executive officers who received cash compensation in excess of $100,000 for the fiscal year ended January 1, 2000 (collectively, the "Named Executive Officers"), is set forth below in the following Summary Compensation Table:

                                                 SUMMARY COMPENSATION TABLE
                                                                                          Long-Term
                                                                                        Compensation
                                                  Annual Compensation ($)                 Awards (2)
                                                ---------------------------             -------------
                                                                                         Securities
                              Fiscal                                Other Annual         Underlying           All Other
 Name and Principal Position   Year      Salary       Bonus       Compensation (1)       Options (#)       Compensation ($)
----------------------------- -------- ----------- ------------ --------------------- ------------------ ---------------------

Tom Kartsotis                  1999     262,500        -0-              -0-                  -0-                12 (3)
Chairman, Chief Executive      1998     262,500        -0-              -0-                  -0-                13 (3)
Officer  and Director          1997     262,500        -0-              -0-                  -0-                13 (3)


Kosta N. Kartsotis             1999     255,000        -0-              -0-                  -0-                18 (3)
President, Chief Operating     1998     255,000        -0-              -0-                  -0-                35 (3)
Officer and                    1997     255,000        -0-              -0-                  -0-                35 (3)
Director

Michael W. Barnes              1999     233,846        -0-             50,000              33,751             2,923 (4)
Executive Vice President       1998     224,423        -0-              -0-                26,250             3,162 (5)
and Director                   1997     218,846        -0-              -0-                37,500             2,526 (6)

Richard H. Gundy               1999     250,000        -0-             25,000              41,251             3,450 (4)
Executive Vice President       1998     250,000        -0-              -0-                26,251             2,988 (5)
                               1997     250,000        -0-              -0-                30,000             2,746 (6)

Mark D. Quick                  1999     228,846        -0-              -0-                26,251             2,652 (4)
Executive Vice President       1998     219,423        -0-              -0-                22,500             2,988 (5)
                               1997     210,384        -0-              -0-                37,500             3,919 (6)


(1) Represents employer contributions under the Fossil, Inc. and Affiliates Deferred Compensation Plan.

(2) During the applicable reporting periods, no awards of restricted stock were made as Long-Term Compensation and no payouts were made pursuant to long-term incentive plans, therefore the columns "Restricted Stock
     Award(s)" and "LTIP Payouts" have been omitted from the Summary Compensation Table.

(3) Represents the dollar value of premiums paid by the Company on term life insurance policies.

(4) Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts:
     Mr. Barnes - $2,707; Mr. Gundy - $2,762 and Mr. Quick - $2,600. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes - $216; Mr. Gundy - $688 and Mr. Quick - $52.

(5) Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts:
     Mr. Barnes - $2,898; Mr. Gundy - $2,898 and Mr. Quick - $2,898. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes - $264; Mr. Gundy - $90 and Mr. Quick - $90.

(6) Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts:
     Mr. Barnes - $2,338 ; Mr. Gundy - $2,656 and Mr. Quick - $3,829. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes - $188; Mr. Gundy - $90 and Mr. Quick - $90.

     The following table discloses, for each of the Named Executive Officers, options granted during the fiscal year ended January 1, 2000 and the potential realizable values for such options:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                           Potential Realizable
                                                                                         Value at Assumed Annual
                                                                                           Rates of Stock Price
                                                                                               Appreciation
                                              Individual Grants                              for Option Term
                     -------------------------------------------------------------------  -----------------------
                         Number of      % of Total
                       Securities   Options/Shares                Market
                       Underlying     Granted to      Exercise   Price at
                      Options/SARs   Employees in     Or Base     Date of     Expiration
Name                    Granted      Fiscal Year (1)    Price      Grant        Date           5% (2)      10% (2)

Tom Kartsotis                   -0-       --             --          --          --            --         --

Kosta N. Kartsotis              -0-       --             --          --          --            --         --

Michael W. Barnes         33,751(3)      6.07%       $18.0417(4)   $18.0417      2/12/09     $382,966    $970,497

Richard H. Gundy          41,251(3)      7.41%       $18.0417(4)   $18.0417      2/12/09     $468,068  $1,186,156

Mark D. Quick             26,251(3)      4.72%       $18.0417(4)   $18.0417      2/12/09     $297,865    $754,837

----------------------
(1) Represents the percentage of options/shares granted to all employees pursuant to the Incentive Plan during the 1999 fiscal year.

(2) These dollar amounts represent the value of the option assuming certain rates of appreciation from the market price of the Common Stock at the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved.

(3) These options were granted pursuant to the Incentive Plan and become exercisable with respect to 20% of such options on each of the first through the fifth anniversary dates of the grants, cumulatively.

(4) Pursuant to the Incentive Plan under which this option was granted, the exercise price was the closing price of a share of Common Stock on the Nasdaq National Market on the date of grant.

     The following table describes for each of the Named Executive Officers options exercised and the potential realizable values for their options at January 1, 2000:

                         AGGREGATED OPTION/SAR EXERCISES
                    AND OPTION/SAR VALUES AT JANUARY 1, 2000


                                                       Number of Securities Underlying       Value of Unexercised
                                                         Unexercised Options/SARs at             In-the-Money
                                                             January 1, 2000                    Options/SARs at
                                                                    (#)                        January 1, 2000 (1)
                           Shares                      -------------------------------       ----------------------
                        Acquired on        Value
 Name                    Exercise(#)      Realized     Exercisable      Unexercisable    Exercisable     Unexercisable
-------                --------------    -----------  -------------    ---------------  -------------   ---------------
Tom Kartsotis                --              --              --               --              --             --

Kosta N. Kartsotis           --              --              --               --              --             --

Michael W. Barnes          98,472        $2,617,383         1(2)           67,501(3)         $18          $681,954

Richard H. Gundy           42,189         $605,761          1(4)           72,188(5)         $13          $670,661

Mark D. Quick              227,813       $4,888,828         1(4)           57,187(6)         $13          $606,197

--------------------------
(1) Based on $23.125 per share of Common Stock, which was the closing price per share of Common Stock on December 31, 1999 on the Nasdaq National Market, minus the exercise price of "in-the-money" Options/SARs.

(2)      The exercise prices of such Options are $5.5556 per share.

(3) The exercise prices of such Options are (i) $5.5556 per share with respect to 14,062 options, (ii) $9.75 with respect to 19,688 options, and (iii) $18.0417 per share with respect to 33,751.

(4)      The exercise price of such Options are $9.75 per share.

(5) The exercise prices of such Options are (i) $5.5556 per share with respect to 11,250 options, (ii) $9.75 with respect to 19,687 options and (iii) $18.0417 per share with respect to 41,251 options.

(6) The exercise prices of such Options are (i) $5.5556 per share with respect to 14,063 options, (ii) $9.75 per share with respect to 16,873 options and (ii) $18.0417 per share with respect to 26,251 options.

Compensation Committee Report on Executive Compensation

     In March 1993, the Board of Directors established a Compensation Committee to review and make recommendations to the Board of Directors regarding the compensation of senior management and to administer the Incentive Plan. The Committee is charged with reviewing with the Board of Directors all aspects of compensation for the executive officers of the Company.

Compensation Philosophy.

     The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its strategic business objectives. These objectives include achieving further growth in its watch and fashion accessories businesses and capitalizing on growing consumer awareness of the FOSSIL and RELIC brand names by expanding the scope of its product offerings to additional categories of fashion accessories. Additional objectives include preserving a strong financial posture, increasing the assets of the Company and positioning the Company's assets and business operations in selected international markets and product segments that offer long term growth opportunities and enhance stockholder value. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates, which, in recent years have been highly competitive.

Compensation Vehicles.

     The available forms of executive compensation currently include base salary, cash bonus awards and stock options. Performance of the Company is a key consideration. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long term strategic direction and goals of the
Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. An additional objective of the Compensation Committee in determining compensation has been to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all the employees and executive officers.

     Compensation paid to executive officers is based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers. Individual awards under the 1993 Fossil, Inc. Long-Term Incentive Plan (the "Incentive Plan") were determined on the basis of a subjective evaluation of the executive officer's ability to influence the Company's long term growth and profitability, including such factors as degree of management responsibility, performance of departments under his management or supervision, excellence of work product, commitment to accomplishing the Company's goals as reflected by time committed, constructiveness of working relationships with other executive officers and staff, and assumption of responsibility and initiative.

     As of January 1, 2000, a total of 1,907,453 options under the Incentive Plan were issued and outstanding to executive officers and other key employees. These awards were intended to assure the stability of the Company's management team as well as to provide incentives for individual performance that coincide with the enhancement of stockholder value. The Committee believes that it is important during this period of Company growth to use stock options for its executive officers as a cornerstone of incentive compensation to tie their success directly to the growth of stockholder value.

Chief Executive Officer Compensation.

     The Compensation Committee considered a number of factors in reviewing and approving the Chief Executive Officer's (the "CEO") compensation for 1999. In addition to stock price performance, the factors considered by the Committee included an evaluation of CEO compensation levels for other comparable companies in the industry, the achievement of specified business objectives during the prior fiscal year, including increasing the market awareness of the FOSSIL brand, the expansion of the business into additional accessory lines, improving revenues, income and operating cash flow, and developing the ability of the Company to expand internationally. Based on these considerations, a 1999 salary level of $262,500 was judged by the Compensation Committee to be fair and appropriate for the most senior executive officer of the Company, taking into account the level of salary compensation paid to other executive officers of the Company and in comparison to the CEO's industry peers. The CEO did not receive any grants of stock options in 1999.

Corporate Tax Deduction on Compensation.

     Federal income tax legislation has limited the deductibility of certain compensation paid to the CEO and the four other most highly compensated executive officers of the Company to $1,000,000 annually to such officers. To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee takes into account any anticipated tax treatment to the Company and to the executive officers of the available compensation vehicles. Some types of compensation and the deductibility of those expenses for federal income tax purposes depend upon the timing of an executive's vesting or exercise of previously granted rights. In addition, interpretation of, and changes in, the tax laws also affect the deductibility of certain compensation expenses. To the extent reasonably practicable, and to the extent it is within the Compensation Committee's control, the Compensation Committee intends to limit executive compensation under ordinary circumstances to that which is deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Compensation Committee may utilize alternatives (such as deferring compensation or establishing performance based compensation plans for covered employees) for qualifying executive compensation for deductibility and may rely on grand fathering provisions with respect to existing contractual commitments.

                                           COMPENSATION COMMITTEE

                                           Kenneth W. Anderson
                                           Alan J. Gold
                                           Michael Steinberg
                                           Donald J. Stone

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the registrant.

Common Stock Performance Graph

     The following performance graph compares the cumulative return of the Company's Common Stock over the preceding five year periods with that of the Broad Market (CRSP Total Return Index of the Nasdaq Stock Market (US)) and the Nasdaq Retail Trade Stocks. Each Index assumes $100 invested at December 31, 1994 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

                         1999 COMPARATIVE TOTAL RETURNS
                      Fossil, Inc., Nasdaq Stock Market and
                     Nasdaq Stock Market Retail Trades Group
                     (Performance Results through 12/31/99)

                                  [LINE GRAPH]

                                  12/31/94       12/31/95        12/31/96       12/31/97        12/31/98       12/31/99
-------------------------------------------------------------------------------------------------------------------------
Fossil, Inc.                        100.00          63.81          102.86         190.48          328.57         396.43

Nasdaq Stock Market                 100.00         141.33          174.04         213.07          300.25         542.43

Nasdaq Retail Trades                100.00         110.14          131.31         154.27          187.59         181.50
-------------------------------------------------------------------------------------------------------------------------


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which became effective May 1, 1991, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the SEC and the Nasdaq National Market. Officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, the only late filing was a Form 5 filed on behalf of Tom Kartsotis.

             INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                  (Proposal 2)

General Description of Proposal

     The Board of Directors has approved a proposed amendment to Article IV of the Amended and Restated Certificate of Incorporation of the Company that increases the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares. The Board of Directors believes that it is desirable to increase the number of authorized shares of Common Stock in order to ensure that the Company has a sufficient number of authorized but unissued shares of Common Stock available to provide the flexibility needed for future expansion of the Company's activities. The availability of the additional authorized shares of Common Stock will permit the Company to meet advantageous market conditions for the sale of additional Common Stock, future acquisitions of the properties or securities of other companies, dividend reinvestment plans, stock dividends, stock splits, and other general corporate purposes. The increase will also give the Company greater flexibility by allowing shares of Common Stock to be issued by the Board of Directors for such purposes without the delay and expense of a special meeting of stockholders.

     Pursuant to Delaware corporate law, the Board of Directors is authorized to issue the additional shares of Common Stock from time to time for any corporate purposes without further action by the Company's Stockholders, except as may be required for a particular transaction by the Company's Amended and Restated Certificate of Incorporation, or by the rules of any applicable exchange. The Common Stock is currently listed on the Nasdaq National Market System. The Board, however, has no current plans, understandings, or arrangements for the issuance of any of the additional Common Stock that would be authorized by this proposed amendment to the Amended and Restated Certificate of Incorporation of the Company. Holders of presently outstanding share of Common Stock have no preemptive rights to purchase additional shares of Common Stock.

Possible Effects of the Proposal

     Anti-takeover Issues. Although the Board of Directors does not view the proposed amendment to increase the number of authorized shares of Common Stock to be an anti-takeover proposal, it may be deemed to be one. The availability of additional shares of Common Stock may make it more difficult to effect, or may discourage an attempt, to gain control of the Company by means of a merger, tender offer, or proxy contest that is not approved by the Company's management. The proposal is not the result of any knowledge of the Company of any specific effort to accumulate the Company's securities or to obtain control of the Company. As discussed above, the primary purpose of the proposed amendment is to increase the Company's flexibility for the future expansion of the Company's activities.

     Delaware Statute. Pursuant to Delaware law, Delaware corporations are prohibited from engaging in a wide range of specified transactions with any "interested stockholder," defined to include, among others, any person or entity who in the last three years obtained 15% or more of any class or series of stock entitled to vote generally in the election of directors, unless, among other exceptions, the transaction is approved by (i) the Board of Directors prior to the date the interested stockholder obtained such status or (ii) the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder. By virtue of the Company's decision not to opt out of the provisions of this law, it applies to the Company.

     The Amended and Restated Certificate of Incorporation of the Company contains other provisions that also may be deemed to have the effect of delaying, deferring, or preventing a change in control of the Company. The following summary description of those provisions is necessarily general, and reference should be made in each case to the Amended and Restated Certificate of Incorporation of the Company.

     Removal of Directors. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that a director of the Company may be removed for cause by vote or other action of the stockholders by the affirmative vote of at least a majority of the shares then entitled to vote at an election of directors; or without cause by the affirmative vote of at least 80% of all directors then in office at a meeting of the Board of Directors called for that purpose, or by the affirmative vote of the holders of at least 80% of the voting power of all outstanding shares of capital stock of the Company entitled to vote in the election of directors.

     Classified Board of Directors. The Company's Amended and Restated Certificate of Incorporation divides the Company's Board of Directors into three approximately equal classes with staggered terms. This provision may have the effect of significantly extending the time required to make any change in control of the Board and may tend to discourage any hostile takeover bid for the Company. Staggered terms also guarantee that approximately two-thirds of the directors at any one time would have at least one year's experience as directors of the Company. This provision also makes it more difficult for stockholders to change the composition of the Board even if stockholders believe such a change would be desirable. Because of the additional time required to change control of the Board, this provision also tends to perpetuate incumbent management and increases the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the bidder were to acquire a majority of the Company's outstanding stock; accordingly, it may tend to discourage certain tender offers, perhaps including some offers that stockholders might deem to be in their best interest. As a result, stockholders may be deprived of opportunities to sell some or all of their shares in a tender offer. Tender offers for control usually involve a purchase price higher than the current market price and may involve a bidding contest between competing takeover bidders. This provision may also discourage open market purchases by a potential takeover bidder. Such purchases could temporarily increase the market value of the Company's Common Stock, enabling stockholders to sell their shares at a price higher than that which would otherwise prevail. Finally, this provision may decrease the market price of the Company's Common Stock by making the stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops.

     Issuance of Preferred Stock. The Company's Amended and Restated Certificate of Incorporation also authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), from time to time, in one or more series. No shares of the Preferred Stock of the Company have been issued, and the Company has no present plans to issue such shares. The Board of Directors has the authority, without action by the stockholders, to create one or more series of Preferred Stock and determine the number of shares, designation, price, sinking fund terms, conversion and voting rights with respect to any such series. The issuance of any such series of Preferred Stock could be used to render more difficult an unfriendly tender offer, proxy contest, merger or other change in control of the Company.

     All of the various provisions described above, as well as the authority of the Board of Directors to issue additional shares of Common Stock if the proposal to increase the number of authorized share of Common Stock is approved by the stockholders, could be used by the Board of Directors in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of the Company. Certain aspects of the foregoing provisions in the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company were designed to afford the Board of Directors the opportunity to evaluate the terms of a takeover attempt without haste or undue pressure, advise stockholders of its findings and to negotiate to protect the interests of all stockholders.

     The Company is not aware of any effort to accumulate the Company's securities or to obtain control of the Company, and the Company has no present intention or agreement to issue any additional share of Common Stock. Furthermore, the proposal to increase the number of authorized shares of Common Stock is not part of any plan by the Company to adopt a series of anti-takeover measures, and the Company has no present intention of soliciting vote on any such measures or series of measures.

Effective Date of Amendment and Board Recommendation

     The proposed amendment to increase the number of authorized shares of Common Stock, if passed, would become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which filing is expected to be made shortly after the stockholders approve the amendment. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting of Stockholders is required to adopt the amendment.

     The Board of Directors has approved the proposed amendment to the Company's Amended and Restated Certificate of Incorporation and submits the following resolution for adoption by the shareholders at the Annual Meeting:

         RESOLVED, that it is deemed by the Board of Directors to be in the best interests of the Company and its stockholders to amend the Company's Amended and Restated Certificate of Incorporation to increase the total authorized shares of Common Stock of the Company, including that which is outstanding, from 50,000,000 shares of Common Stock, par value $0.01, to 100,000,000 shares of Common Stock, par value $0.01, and that, to accomplish the foregoing, paragraph 1 of Article IV of the Company's Amended and Restated Certificate of Incorporation be amended to read as follows:

         "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), and 100,000,000 shares of common stock, par value $.01 per share ("Common Stock")."

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE INCREASE IN
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                        ---------------------------------

                                 OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the person named in the accompanying proxy will vote the proxy as in his discretion he may deem appropriate, unless directed by the proxy to do otherwise.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants for the fiscal year ended January 1, 2000 was the firm of Deloitte & Touche LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting and be available to respond to appropriate questions. The Board of Directors of the Company, on the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 30, 2000.

                    DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the proxy statement for the next Annual Meeting must be received by the Company at its principal executive offices on or before December 17, 2000 for inclusion in the Company's Proxy Statement relating to that meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  T. R. Tunnell
                                  Senior Vice President, Development
                                  and Chief Legal Officer and Secretary

April 17, 2000
Richardson, Texas

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                   APPENDIX 1

                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, if any, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o As a whole, or through a Committee representative, the Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

o As a whole, or through a Committee representative, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

o The Committee shall discuss with management and the outside auditors at regularly held Audit Committee meetings, or at such other time as deemed appropriate, the quality and adequacy of the Company's internal controls.

o The Committee shall request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1; discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and recommend that the Board take appropriate action to oversee the independence of the outside auditor.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

                                  FOSSIL, INC.
                            2280 N. Greenville Avenue

                             Richardson, Texas 75082

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints T.R. Tunnell and Randy S. Kercho, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of Fossil, Inc. (the "Company"), held of record by the undersigned on March 31, 2000, at the Annual Meeting of Stockholders of the Company to be held on May 24, 2000, and any adjournment(s) thereof.

                    [To Be Dated And Signed On Reverse Side]

     THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSAL 2, AND, THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3.

     1. PROPOSAL TO ELECT THREE (3) DIRECTORS OF THE COMPANY TO SERVE FOR A TERM OF THREE YEARS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

          [ ]     FOR all nominees listed
                  (except as marked below to the contrary)

          [ ]     WITHHOLD AUTHORITY to vote for all nominees listed

                            Kosta N. Kartsotis
                               Alan J. Gold
                             Michael Steinberg

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


     2. PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE OF THE COMPANY FROM 50,000,000 SHARES TO 100,000,000 SHARES.

              [ ]      FOR     [ ]       AGAINST        [ ]       ABSTAIN


     3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

              [ ]      FOR     [ ]       AGAINST        [ ]       ABSTAIN

                             Dated ____________________, 2000


                             ---------------------------------------------------
                             Signature

                             ---------------------------------------------------
                             Signature, If Held Jointly

     Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.